UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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[ ]   Preliminary Information Statement

[ ]   Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X] Definitive Information Statement

IRONWOOD GOLD CORP.
(Name of Registrant as Specified in Charter)

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[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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(4)	Proposed maximum aggregate value of transaction:

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[ ]	Fee paid previously with preliminary materials.

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INFORMATION STATEMENT
(INTENDED TO BE DISTRIBUTED TO SHAREHOLDERS ON OR ABOUT MARCH 20, 2013)

IRONWOOD GOLD CORP.
123 West Nye Ln., Ste. 129
Carson City, Nevada 89706
888-356-4942
_________________________________

Notice of Shareholder Action by Written Consent

March 20, 2013

Dear Shareholder:

The purpose of this Information Statement is to inform the holders of record, as of the close of business on March 5, 2013 (the “Record Date”), of shares of common stock, par value $0.001 per share (the “Common Stock”) of Ironwood Gold Corp., a Nevada corporation (the “Company”), that holders of the majority of Common Stock have taken action by written consent as of March 5, 2013, to approve the following:

To authorize the Company’s officers and board of directors to amend the Company’s Articles of Incorporation in the state of Nevada to authorize an increase in the authorized capital stock of the Company from twenty five million (25,000,000) shares of common stock to two hundred and fifty million (250,000,000) shares of common stock, each with a par value of $0.001.

Nevada corporation law and the Company’s bylaws permit holders of a majority of the voting power to take a shareholder action by written consent. Accordingly, the Company will not hold a meeting of its shareholders to consider or vote upon the increase of authorized shares.

We encourage you to read the attached Information Statement carefully, including the exhibits, for further information regarding these actions. In accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), the approval of the action described herein by the holders of a majority of the voting power of the Company will be deemed ratified and effective at a date that is at least twenty (20) days after the date this Information Statement has been mailed or furnished to our shareholders. This Information Statement is first being mailed or furnished to shareholders on or about March 20, 2013.

THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS, AND NO SHAREHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

This Information Statement is being furnished to you solely for the purpose of informing shareholders of the matters described herein in compliance with Regulation 14C of the Exchange Act.

Sincerely,

IRONWOOD GOLD CORP.
/s/ Behzad Shayanfar
Behzad Shayanfar,
Chief Executive Officer

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT
(INTENDED TO BE DISTRIBUTED TO SHAREHOLDERS ON OR ABOUT MARCH 20, 2013)

IRONWOOD GOLD CORP.
123 West Nye Ln., Ste. 129
Carson City, Nevada 89706
888-356-4942

Information Concerning Actions by Written Consent

Date and Purpose of Written Consent

On March 5, 2013, shareholders holding 9,688,514 shares, which constitutes a majority of the voting power of our Company, took action by written consent for the purpose of approving an amendment to the Articles of Incorporation of the Company to authorize an increase in the authorized capital stock of the Company from Twenty Five Million (25,000,000) shares of Common Stock to Two Hundred and Fifty Million (250,000,000) shares of common stock, each with a par value of $0.001 (the “Amendment”).

As a result of requirements under applicable federal securities and state law, the shareholder consent will not be effective, and therefore the Amendment cannot occur, until at least 20 calendar days after this Information Statement is sent or given to our shareholders of record as of the record date.

Shareholders Entitled to Notice

As of March 5, 2013 there were 16,868,921 shares of our Common Stock outstanding. Holders of our Common Stock, our only outstanding voting securities, are entitled to one vote per share. Shareholders of record at the close of business on March 5, 2013, will be entitled to receive this notice and information statement.

Proxies

No proxies are being solicited.

Consents Required

The approval and adoption of the Amendment requires the consent of the holders of a majority of the shares of issued and outstanding Common Stock.

On March 5, 2013, four shareholders holding an aggregate of 9,688,514 shares, or approximately 57.43% of our Common Stock, delivered written consents to us adopting the proposal set forth herein. For a detailed breakdown of the beneficial ownership of our Common Stock, please see Security Ownership of Certain Beneficial Owners and Management below.

Information Statement Costs

The cost of delivering this information statement, including the preparation, assembly and mailing of the information statement, as well as the cost of forwarding this material to the beneficial owners of our capital stock will be borne by us. We may reimburse others for expenses in forwarding information statement materials to the beneficial owners of our capital stock.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of March 5, 2013, regarding the beneficial ownership of the Company’s Common Stock of (i) each person known to the Company to be the beneficial owner, within the meaning of Section 13(d) of the Exchange Act, of more than 5% of the outstanding shares of Common Stock, (ii) each Director of the Company, (iii) each executive officer of the Company and (iv) all executive officers and Directors of the Company as a group.

Unless otherwise indicated, the address of each named beneficial owner is c/o Ironwood Gold Corp., 123 West Nye Ln., Ste. 129, Carson City, Nevada 89706. Each of the beneficial owners named below has sole voting and investment power with respect to the shares listed. On March 5, 2013, there were 16,868,921 shares of the Company’s Common Stock issued and outstanding.

		Exercisable
	Common Shares	Options and		Percentage of
Name and Address	Owned	Warrants (3)	Total (1)	Class (2)

Officer & Directors

Behzad Shayanfar, CEO, Interim CFO, Secretary and Director(4) 123 West Nye Ln., Ste. 129 Carson City, Nevada, 89706	7,033,514	55,000	7,122,328	42.22%

Keith P. Brill, Director 123 West Nye Ln., Ste. 129 Carson City, Nevada, 89706	655,000	-	655,000	3.88%

Total Officers & Directors	7,688,514	55,000	7,777,328	46.10%

5% Holders

Alpha Capital Anstalt(5) Pradafant 7, 9490 Furstentums Vaduz, Lichenstein	1,438,944	-	1,438,944	8.53%

Phoenix Alliance Corp.(6) Box 730, 411 Brinks St. Ashcroft, BC V0K A01	1,500,000	-	1,500,000	8.89%

Total Officers, Directors & 5% Holders	10,627,458	55,000	10,716,272	63.52%

_____________________

(1)

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Pursuant to the rules of the SEC, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2)	Based on 16,868,921 shares outstanding as of March 5, 2013.
(3)	Represents stock options and stock warrants exercisable at March 5, 2013 or within sixty (60) days of March 5, 2013.
(4)

Mr. Shayanfar holds options for 55,000 common shares presently exercisable at $0.31 or exercisable within 60 days hereof. Mr. Shayanfar directly owns 7,033,514 shares of common stock. In addition, Mr. Shayanfar is deemed the indirect beneficial owner of 27,928 shares of common stock currently held by his sister, Arezoo Shayanfar, and 5,886 shares of common stock currently held by his brother, Reza Shayanfar. It is deemed that Mr. Shayanfar holds voting and disposition control over such shares along with a pecuniary interest given the nature of the relationships.

(5)

Konrad Ackermann exercises voting and investment control over the shares of common stock and warrants to purchase common stock held by Alpha Capital Anstalt. Alpha Capital Anstalt is the direct owner of 1,438,944 shares of common stock and warrants to purchase up to 8,000,000 shares of common stock at an exercise price of $0.05 per share (the “Warrants”). In accordance with the subscription documents entered into by and between Alpha Capital Anstalt and the Company, Alpha Capital Anstalt is contractually stipulated to a 9.99% ownership restriction. As such, the shares of common stock issuable upon exercise of the Warrants have been excluded from the beneficial ownership table above.

(6)	Andrew Mckinnon exercises voting and investment control over the shares of common stock held by Phoenix Alliance Corp.

SHAREHOLDERS’ ACTION

AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED
SHARES OF COMMON STOCK

General Information

As of the March 5, 2013, pursuant to our Articles of Incorporation, we are authorized to issue up to Twenty Five Million (25,000,000) shares of Common Stock. We propose to increase our authorized shares from Twenty Five Million (25,000,000) to Two Hundred and Fifty Million (250,000,000) shares of Common Stock.

The holders of shares representing a majority of the Company’s outstanding voting stock have given their written consent to increase the authorized number of shares. Under Nevada corporation law and the Company’s bylaws, the consent of the holders of a majority of the voting power is effective as shareholders’ approval. We will file an Amendment to the Articles of Incorporation of the Company (the “Amendment”) in order to increase the number of authorized shares to Two Hundred and Fifty Million (250,000,000) shares of Common Stock, provided, however, that in accordance with the requirements of the Exchange Act and Regulation 14C promulgated thereunder, the Amendment to increase in the number of authorized shares will not be filed with the Secretary of State of Nevada or become effective until at least twenty (20) calendar days after the mailing of this Information Statement.

This Amendment will not result in any changes to the issued and outstanding shares of Common Stock of the Company and will only affect the number of shares that may be issued by the Company in the future.

Reasons for the Proposal

The primary purpose of this Amendment to increase the number of authorized shares of Common Stock is to make available for future issuance by us additional shares of Common Stock and to have a sufficient number of authorized and unissued shares of Common Stock to maintain flexibility in our corporate strategy and planning. We believe that it is in the best interests of our Company and its shareholders to have additional authorized but unissued shares available for issuance to meet business needs as they arise. We currently have only 8,131,079 shares of authorized but unissued shares of common stock and the Company’s current shares outstanding as of March 5, 2013 constitute in the aggregate 67.5% of our current authorized shares. The Board of Directors believes that the availability of additional shares will provide our Company with the flexibility to issue common stock for possible future financings, stock dividends or distributions, acquisitions, stock option plans, and other proper corporate purposes that may be identified in the future by the Board of Directors, without the possible expense and delay of a special shareholders’ meeting. The issuance of additional shares of common stock may have a dilutive effect on earnings per share and, for shareholders who do not purchase additional shares to maintain their pro rata interest in our Company, on such shareholders’ percentage voting power.

The authorized shares of common stock in excess of those issued will be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable, without further action by our shareholders, except as may be required by applicable law or by the rules of any stock exchange or national securities association trading system on which the securities may be listed or traded. Upon issuance, such shares will have the same rights as the outstanding shares of common stock. Holders of common stock have no preemptive rights. The availability of additional shares of common stock is particularly important in the event that the Board of Directors determines to undertake any actions on an expedited basis and thus to avoid the time, expense and delay of seeking shareholder approval in connection with any potential issuance of common stock of which we have none contemplated at this time.

We have no arrangements, agreements, understandings, or plans at the current time for the issuance or use of the additional shares of common stock proposed to be authorized. The Board of Directors does not intend to issue any common stock except on terms which the Board of Directors deems to be in the best interests of our Company and its then existing shareholders.

Principal Effects on Outstanding Common Stock

The proposal to increase the authorized capital stock will affect the rights of existing holders of Common Stock to the extent that future issuances of Common Stock will reduce each existing shareholder’s proportionate ownership and may dilute earnings per share of the shares outstanding at the time of any such issuance. The Amendment to our Articles of Incorporation will be effective upon filing with the Nevada Secretary of State, but not sooner than twenty (20) days after this Information Statement is sent or given to our shareholders of record as of the record date.

Potential Anti-Takeover Aspects and Possible Disadvantages of Shareholder Approval of the Increase

The increase in the authorized number of shares of common stock could have possible anti-takeover effects. These authorized but unissued shares could (within the limits imposed by applicable law) be issued in one or more transactions that could make a change of control of the Company more difficult, and therefore more unlikely. The additional authorized shares could be used to discourage persons from attempting to gain control of the Company by diluting the voting power of shares then outstanding or increasing the voting power of persons that would support the Board of Directors in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the Board of Directors although perceived to be desirable by some shareholders. The Board of Directors does not have any current knowledge of any effort by any third party to accumulate our securities or obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise.

While the Amendment may have anti-takeover ramifications, our Board of Directors believes that the financial flexibility offered by the Amendment outweighs any disadvantages. To the extent that the Amendment may have anti-takeover effects, the Amendment may encourage persons seeking to acquire our Company to negotiate directly with the Board of Directors enabling the Board of Directors to consider the proposed transaction in a manner that best serves the shareholders’ interests.

There are currently no plans, arrangements, commitments or understandings for the issuance of additional shares of Common Stock.

Amendment

The Third Article of the Company’s Articles of Incorporation will be amended to read as follows:

     “The amount of total authorized capital stock of the corporation is two hundred fifty million (250,000,000) shares of common stock, par value $0.001. ”

A copy of the proposed Certificate of Amendment to the Articles of Incorporation is attached as Exhibit A. The amendment to the Articles of Incorporation will be effective upon filing with the Secretary of State for Nevada, but no sooner than twenty (20) days after this Information Statement has been sent to all of our shareholders giving them notice of and informing them of the actions approved by written consent of a majority of our shareholders.

No Dissenter’s Rights

Under Nevada Law, our dissenting shareholders are not entitled to appraisal rights with respect to our Amendment, and we will not independently provide our shareholders with any such right.

REASONS WE USED SHAREHOLDER CONSENT AS OPPOSED TO SOLICITATION OF SHAREHOLDER
APPROVAL VIA PROXY STATEMENT AND SPECIAL MEETING

The increase in our authorized shares requires an amendment to our Articles of Incorporation, which cannot proceed until shareholder approval is obtained and effective. Shareholder approval could have been obtained by us in one of two ways: (i) by the dissemination of a proxy statement and subsequent majority vote in favor of the actions at a shareholders meeting called for such purpose, or (ii) by a written consent of the holders of a majority of our voting securities. However, the latter method, while it represents the requisite shareholder approval, is not deemed effective until twenty (20) days after this Information Statement has been sent to all of our shareholders giving them notice of and informing them of the actions approved by such consent.

Given that we have already secured the affirmative consent of the holders of a majority of our voting securities to the amendment to our Articles of Incorporation, we determined that it would be a more efficient use of limited corporate resources to forego the dissemination of a proxy statement and subsequent majority vote in favor of the actions at a shareholders meeting called for such a purpose, and rather proceed through the written consent of the holders of a majority of our voting securities. Spending the additional company time, money and other resources required by the proxy and meeting approach would have been potentially wasteful and, consequently, detrimental to completing the Amendment in a manner that is timely and efficient for us and our shareholders.

DISTRIBUTION OF INFORMATION STATEMENT

Only one information statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a shareholder at a shared address to which a single copy of the Information Statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices at 888-356-4942. If multiple shareholders sharing an address have received one copy of this information statement and would prefer us to mail each shareholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS ACTED UPON

No director, officer, nominee for election as a director, associate of any director, officer of nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matters described herein which is not shared by all other shareholders pro rata in accordance with their respective interest. No director has informed the Company that he intends to oppose any of the corporate actions to be taken by the Company as set forth in this Notice and Information Statement.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

ADDITIONAL INFORMATION

We are subject to the informational reporting requirements of the Exchange Act and file reports, proxy statements and other information required under the Exchange Act with the SEC. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. Copies of such materials and information from the SEC can be obtained at existing published rates from the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. The SEC also maintains a site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC which may be downloaded free of charge.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the Amendment. Your consent to the Amendment is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our shareholders information required by the rules and regulations of the Securities Exchange Act of 1934.

Neither the SEC nor any state regulatory authority has approved or disapproved these transactions, passed upon the merits or fairness of the transactions, or determined if this Information Statement is accurate or complete. Any representation to the contrary is a criminal offense.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

IRONWOOD GOLD CORP.

By Order of the Board of Directors
By: /s/ Behzad Shayanfar
Behzad Shayanfar, Chief Executive Officer

EXHIBIT A

CERTIFICATE OF AMENDMENT

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.	Name of corporation:

Ironwood Gold Corp.

2.	The articles have been amended as follows: (provide article numbers, if available)

The amount of total authorized capital stock of the corporation is two hundred fifty million (250,000,000) shares of common stock, par value $0.001.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 57.4%

4. Effective date and time of filing: (optional)	Date: _________________	Time: ________________
5. Signature: (required)	(must not be later than 90 days after the certificate is filed)

X /s/ Behzad Shayanfar, CEO
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After
Revised: 8-31-11